Exhibit 99.1

Resource Extraction Payment Report
Coeur Mining, Inc.
For the period January 1, 2023 to December 31, 2023.
Currency of report: United States Dollar
All payments have been reported in Coeur's Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the 2023 average exchange rate shown below:
CAD $1.35
MXN $17.77
Government-level Disclosure

Figures in millions
Country	Payee Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
USA	Department of Labor / MSHA			0.10						$0.10
USA	Bureau of Land Management			0.32						0.32
USA	Department of Interior			0.13						0.13
Mexico	Ejido Guazapares			2.08						2.08
Mexico	Ejido de Palmarejo			0.55						0.55
Mexico	Tesoreria de la Federacion	29.76	1.69	0.86						32.31
Mexico	Municipio de Chinipas								0.55	$0.55
Canada	Department of Finance			0.20						0.20
Canada	Tahltan Central Government								0.10	0.10
Canada	Tahltan ERM Environmental Management			0.10						0.10
Total		$29.76	1.69	4.34	—	—	—	—	0.65	$36.44

Exhibit 99.1

Project-level Disclosure

Figures in millions
Country	Mineral Type	Entity	Project	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
USA	Gold	Coeur Alaska, Inc.	Kensington			0.10						$0.10
USA	Gold-silver	Coeur Mining, Inc.	Rochester			0.30						0.30
USA	Gold	Coeur Mining, Inc.	Wharf			0.02						0.02
USA	Gold	Coeur Mining, Inc.	Kensington			0.13						0.13
Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	29.76	1.69	3.49					0.55	35.49
Canada	Silver-zinc-lead	Coeur Silvertip Holdings Ltd	Silvertip			0.30					0.10	0.40
Total				$29.76	1.69	4.34	—	—	—	—	0.65	$36.44

Exhibit 99.1

Payment Details Disclosure

Disclosure of payments, details
N	Country	Resource	Entity	Project	Extraction Method	Segment	Payee Name	Payment Type	Amount (USD million)
1	USA	Gold	Coeur Alaska, Inc.	Kensington	Underground mining	Mining operations	Department of Labor / MSHA	Fees	$0.10
2	USA	Gold-silver	Coeur Mining, Inc.	Rochester	Open pit	Mining operations	Bureau of Land Management	Fees	0.30
3	USA	Gold	Coeur Mining, Inc.	Wharf	Open pit	Mining operations	Bureau of Land Management	Fees	0.02
4	USA	Gold	Coeur Mining, Inc.	Kensington	Underground mining	Mining operations	Department of Interior	Fees	0.13
5	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Ejido Guazapares	Fees	2.08
6	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Ejido de Palmarejo	Fees	0.55
7	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Tesoreria de la Federacion	Taxes	29.76
8	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Tesoreria de la Federacion	Royalties	1.69
9	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Tesoreria de la Federacion	Fees	0.86
10	Mexico	Gold-silver	Coeur Mexicana, S.A. de C.V.	Palmarejo	Underground mining	Mining operations	Municipio de Chinipas	Taxes	0.55
11	Canada	Silver-zinc-lead	Coeur Silvertip Holdings Ltd.	Silvertip	Underground mining	Mining operations	Department of Finance	Taxes	0.20
12	Canada	Silver-zinc-lead	Coeur Silvertip Holdings Ltd.	Silvertip	Underground mining	Mining operations	Tahltan Central Government	Community responsibility	0.10
13	Canada	Silver-zinc-lead	Coeur Silvertip Holdings Ltd.	Silvertip	Underground mining	Mining operations	Tahltan ERM Environmental Management	Fees	0.10
Total									$36.44